Exhibit 1


CUSIP No.  578462103


                        AGREEMENT CONCERNING JOINT FILING
                                 OF SCHEDULE 13D

                  The undersigned agree as follows:

               (i) each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

               (ii) each of them is responsible for the timely filing of such
Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other person making the filing, unless such person knows of has reason to believe that such information is inaccurate.

               This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

               Dated: July 8, 2004


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                                          HENRY BIRKS & SONS INC.

                                          By:   /s/  Sabine Bruckert
                                              ----------------------------------
                                              Name:  Sabine Bruckert
                                              Title: General Counsel and
                                                     Corporate Secretary


                                          HENRY BIRKS & SONS HOLDINGS INC.

                                          By:   /s/  Gerald Berclaz
                                              ----------------------------------
                                              Name:  Gerald Berclaz
                                              Title: Corporate Secretary


                                          REGALUXE INVESTMENT Sarl

                                          By:   /s/  Filippo Recami
                                              ----------------------------------
                                              Name:  Filippo Recami
                                              Title: Chief Executive Officer


                                          DR. LORENZO ROSSI DI MONTELERA

                                          By:   /s/  Lorenzo Rossi di Montelera
                                              ----------------------------------
                                              Name:  Lorenzo Rossi di Montelera